United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 6, 2023

Date of Report (Date of earliest event reported)

GLOBALINK INVESTMENT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41122	36-4984573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1180 Avenue of the Americas, 8th Floor New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-382-4605

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLLI	The Nasdaq Stock Market LLC
Warrants	GLLIW	The Nasdaq Stock Market LLC
Rights	GLLIR	The Nasdaq Stock Market LLC
Units	GLLIU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Trust Agreement

On December 9, 2021, Globalink Investment Inc., a company incorporated under the laws of Delaware (the “Company”), consummated its initial public offering (the “Offering”). In connection therewith, the Company entered into an Investment Management Trust Agreement, dated December 6, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”). The form of the Trust Agreement was initially filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-261222) for the Offering.

On March 6, 2023, at 10:00 a.m. ET, the Company held a special meeting of its stockholders at https://www.cstproxy.com/globalinkinvestment/2023, pursuant to due notice (the “Special Meeting”). At the Special Meeting, the Company’s stockholders entitled to vote at the meeting cast their votes and approved a proposal to amend the Trust Agreement to conform the procedures in the Trust Agreement by which the Company may extend the date on which Continental must liquidate the Trust Account if the Company has not completed its initial business combination to the procedures in an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) which was also approved by the Company’s stockholders at the meeting and which is described under Item 5.03 below, which description is incorporated herein by reference.

The foregoing summary of the amendment to the Trust Agreement is qualified by the full text of the Amendment No. 1 to Investment Trust Agreement dated March 6, 2023 by and between the Company and Continental included as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company has deposited an aggregate of $390,000 (the “Extension Payment”) into the trust account of the Company for its public stockholders, representing $0.0822 per public share remaining outstanding after the redemptions described below, which enables the Company to further extend the period of time it has to consummate its initial business combination by three months from March 9, 2023 to June 9, 2023 (the “Extension”). The Extension is the first of up to five extensions permitted under the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to be filed with the Delaware Department of State discussed in Items 5.03 and 5.07 of this report.

Item 3.03.	Material Modification to Rights of Security Holders.

Amendment of Certificate of Incorporation

As described in Item 5.03 below, which description is incorporated herein by reference, the stockholders of the Company approved an amendment to the Amended and Restated Certificate of Incorporation of the Company at the Special Meeting held on March 6, 2023, and the Company intends to file the Amendment with the Delaware Department of State as soon as practicable.

Item 5.03.	Articles of Incorporation or Bylaws.

The stockholders of the Company approved the Amendment (the “Charter Amendment”) at the Special Meeting, changing the structure and cost of the Company’s right to extend the date (the “Termination Date”) by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses (a “business combination”), (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s outstanding public shares of common stock included as part of the units sold in the Company’s initial public offering that closed on December 9, 2021 (the “IPO”) which is currently March 9, 2023 unless extended.

The Charter Amendment allows the Company to extend the Termination Date by up to two (2) three-months extensions, followed by three (3) one-month extensions, to December 9, 2023 (each of which we refer to as an “Extension”, and such later date, the “Extended Deadline”). To obtain each extension, the Company, its sponsor or any of their affiliates or designees must deposit into the Company’s Trust Fund with Continental by the deadline applicable prior to the extension, $390,000 for each three-month extension and $130,000 for each one-month extension.

The Company intends to file the Amendment with the Delaware Department of State as soon as practicable. The foregoing summary is qualified by the full text of the form of Amendment to the Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 6, 2023, at 10:00 a.m. ET, the Company held a special meeting of its stockholders at https://www.cstproxy.com/globalinkinvestment/2023, pursuant to due notice. On the record date of February 8, 2023, the Company had 14,945,000 shares of common stock entitled to vote at the Special Meeting. At the Special Meeting, holders of the Company’s outstanding shares of common stock voted on two of the three proposals presented, the Extension Amendment Proposal and the Trust Amendment Proposal, each as described in the proxy statement dated February 17, 2023. The Stockholders entitled to vote at the Special Meeting cast their votes as described below:

Proposal 1- Extension Amendment Proposal

The stockholders of the Company approved the proposal (the “Extension Amendment Proposal”) to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company must (i) consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses, which we refer to as a “business combination,” (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s outstanding public shares of common stock included as part of the units sold in the Company’s IPO from (a) 15 months from the consummation of the IPO, or March 9, 2023, or (b) up to 21 months from the consummation of the IPO if the Company elects to extend the date to consummate a business combination on a quarterly basis for up to two times by an additional three months each time after March 9, 2023, until September 9, 2023, or a total of up to six months after March 9, 2023, to (x) 15 months from the consummation of the IPO, or March 9, 2023, or (y) up to 24 months from the consummation of the IPO if the Company elects to extend the date to consummate a business combination for up to five times, comprising of two three-month extensions from March 9, 2023 to September 9, 2023, followed by three one-month extensions from September 9, 2023 to December 9, 2023, unless the closing of the Company’s initial business combination shall have occurred. The following is a tabulation of the voting results:

Common Stock:

	Votes For	Votes Against	Abstentions
Number of Shares Voted:	11,791,238	454,952	614
Percentage of Outstanding Shares of Common Stock:	78.90%	3.04%	0.00%

Proposal 2 - Trust Amendment Proposal

The stockholders of the Company approved the proposal to amend the Company’s Trust Agreement with Continental (the “Trust Amendment Proposal”), pursuant to which the Company’s Trust Agreement with Continental be amended to extend the time for the Company to complete its initial business combination under the Trust Agreement from 15 months from the consummation of the IPO, or March 9, 2023 (or up to 21 months from the consummation of the IPO if the Company elects to extend the date to consummate a business combination on a quarterly basis for up to two times by an additional three months each time after March 9, 2023, until September 9, 2023, or a total of up to six months after March 9, 2023) to 15 months from the consummation of the IPO, or March 9, 2023 (or up to 24 months from the consummation of the IPO if the Company elects to extend the date to consummate a business combination for up to five times, comprising of two three-month extensions from March 9, 2023 to September 9, 2023, followed by three one-month extensions from September 9, 2023 to December 9, 2023), by depositing into the Trust Account $390,000 for each three-month extension and $130,000 for each one-month extension, unless the Closing of the Company’s initial business combination shall have occurred. The following is a tabulation of the voting results:

Common Stock:

	Votes For	Votes Against	Abstentions
Number of Shares Voted:	11,791,238	454,952	614
Percentage of Outstanding Shares of Common Stock:	78.90%	3.04%	0.00%

Proposal 3 – Adjournment Proposal

The third proposal to adjourn the Special Meeting (the “Adjournment Proposal”) was not presented at the Special Meeting since the Extension Amendment Proposal and the Trust Amendment Proposal received sufficient favorable votes to be adopted.

Item 7.01.	Regulation FD Disclosure.

A press release describing the results of the Special Meeting and the Company’s decision to obtain the Extension to the Termination Date is attached hereto as Exhibit 99.1

Item 8.01.	Other Events.

Redemption of Public Shares

In connection with the approval of the Extension Amendment Proposal and the Trust Amendment Proposal at the Special Meeting, holders of 6,756,695 of the Company’s shares of common stock (the “Public Shares”) exercised their right to redeem those shares for cash at an approximate price of $10.37 per share, for an aggregate of approximately $70.05 million. Following the payment of the redemptions, the Trust Account will have a balance of approximately $49.18 million before the Extension Payment.

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Form of Amendment to the Amended and Restated Articles of Association of the Company dated March 6, 2023.
10.1	Amendment No. 1 to Investment Management Trust Agreement dated March 6, 2023 by and between the Company and Continental Stock Transfer and Trust Company.
99.1	Press Release
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2023

GLOBALINK INVESTMENT INC.

By:	/s/ Say Leong Lim
Name:	Say Leong Lim
Title:	Chief Executive Officer